China Bio Energy Holdings Group Announces Financing and Exercise of Warrants

-- Receives Proceeds of $14.1 million --

China Bio Energy Holdings (OTC Bulletin Board: CBEH) (“China Bio Energy” and the “Company”), an energy company engaged in the distribution of heavy oil and finished oil products and the production and distribution of bio- diesel fuel, announced that it has completed a $9,000,000 financing by issuing a non-interest bearing debenture that is convertible into 2,465,753 shares of Series B Convertible Preferred Stock at $3.65 per share. The Company also received an additional $5,113,635 from the exercise of roughly 1.7 million issued and outstanding warrants at a strike price of $3.00.

“We are pleased to receive the continued support of our shareholders ,” stated Gao Xincheng, Chief Executive Officer of China Bio Energy, “With this $14 million cash injection, we believe we are in a strong position financially to expand our bio-diesel production and also to take advantage of possible acquisition opportunities that may arise related to bio-diesel assets in China. Now that our bio-diesel facility is producing at near full capacity we believe we have demonstrated the strength of our technical capabilities. We also think that the rapid rate at which we were able to grow our bio-diesel business demonstrates the significant advantage our distribution network represents. This injection of capital demonstrates yet another competitive advantage of ours relative to companies in China—the ability to access capital markets to support continued growth. We believe that these competitive advantages, combined with the tremendous growth potential of the bio-diesel market in China, provide us with a firm foundation for accelerated growth in the years ahead.”

The debenture agreement includes a number of other important provisions. First the agreement includes a “make-good” provision which stipulates that the Company achieve net income and fully diluted earnings per share in 2008 of $28 million and $0.73, respectively. Should the make-good targets not be met, the purchaser of the debenture will receive up to 2.5 million shares from the Company’s largest shareholder. Note that this share transfer would have no impact on the total number of shares outstanding. Secondly the debenture agreement provides for an escrow hold back of $250,000 until the Company meets the corporate governance standards set by the Nasdaq exchange which is consistent with the Company’s existing goal of transitioning to the Nasdaq at the earliest date possible.

About China Bio Energy Holdings Group

CBEH is a distributor of petroleum-related products including gasoline, diesel, and heavy oil, and a manufacturer and distributor of bio-diesel fuel. CBEH's bio-diesel fuel is made at its 100,000-ton capacity facility in Shaanxi province. Feedstock consists of naturally growing non-edible seeds and waste oil from restaurants. CBEH's bio-diesel can be used as a complete substitute for petro-diesel and can be blended with petro-diesel at any ratio.

The Company's products are sold via its own distribution network, which includes four fuel depots in Shaanxi that have both road and rail access.

Safe Harbor Statement

This press release contains certain statements that may include "forward-looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov ). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contact Information:
Dan Joseph
ICR, Inc.
Tel: +86-21-6122-1077

Bill Zima
ICR Inc. (US)
Phone: 203-682-8200